July 7, 2000



Transnational Industries, Inc. and
Spitz, Inc.
P.O. Box 198
Route 1
Chadds Ford, PA 19317



         Re:      Amendment to Commercial Revolving Line of Credit

To:      Transnational Industries, Inc. and Spitz, Inc.

         First Keystone Federal Savings Bank ("Lender") is pleased to inform you that the request of Transnational Industries, Inc. and Spitz, Inc. (individually, collectively, jointly and severally, the "Borrower") to amend the terms of the existing commercial revolving line of credit loan facility to increase the Maximum Credit Limit (as defined in that certain Line Of Credit Agreement dated June 12, 1997 between Lender and Borrower, and hereinafter referred to as the "Loan Agreement") from Eight Hundred Thousand ($800,000.00) Dollars (the "Initial Credit Line") to One Million One Hundred Thousand ($1,100,000.00) Dollars (the "Credit Line") has been approved in accordance with the terms and conditions set forth below, all of which, unless modified by Lender prior to closing of the Credit Line (hereinafter sometimes referred to as the "Loan"), and accepted by Borrower, shall survive such loan closing.

         1. Loan Amount. The Initial Credit Line shall be increased to an amount not to exceed One Million One Hundred Thousand ($1,100,000.00) Dollars (the "Maximum Credit Line Limit"), and shall be disbursed pursuant to the Loan Agreement, as hereafter amended pursuant to an Amendment No. 1 to the Loan Agreement.

         2. Interest. Interest on the outstanding principal balance of the Credit Line shall accrue at a floating rate equal to the Wall Street Prime Rate plus one-half (0.50%) percent (the "Credit Line Rate"), it being understood that the Rate of interest on the Credit Line shall change as of the date of change of the Wall Street Prime Rate. The Wall Street Prime Rate is the "Prime Rate" published in the "Money Rates" section of the Wall Street Journal, or the

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average  "Prime Rate" if more than one is published.  If the Wall Street Journal ceases to be published or goes on strike or is otherwise not published for any time period, or if it ceases to publish a "Prime Rate", then Lender may use any similar published prime or base rate.

         3. Repayment. The Credit Line will provide for monthly payments of interest only on funds advanced. The entire outstanding principal balance of the Credit Line and accrued interest, together with any other sums payable under the Credit Line Documents shall be due and payable on the 60th month anniversary of the consummation of the amendments contemplated hereby (the "Credit Line Maturity Date"). Monthly installments of interest due under the Credit Line shall be due and payable on the first day of each calendar month. It is expressly agreed and understood that nothing contained herein shall be construed to amend or modify the terms of that certain Term Note (as defined in the Loan Agreement) or otherwise extend the Maturity Date (as defined in the Term Note) of the Term Loan (as defined in the Loan Agreement) beyond July 1, 2002.

         4. Loan Fees. Unless otherwise specified, Loan fees shall be paid at the Loan closing, and are as follows:

         (a) Lender's Attorney's Fee. Borrower shall pay the legal fees of Lender's counsel (hereinafter "Lender's Counsel") incident to the preparation and review of this commitment and the Additional Credit Line Documents and closing of the Loan. The estimated amount of Lender's Counsel fee is $2,500.00, which shall be paid at the time of Loan closing.

         5. Other Costs. Borrower shall pay all other costs and expenses incidental to amendment of the Initial Credit Line as contemplated hereby or the preparation, execution, acknowledgment, delivery and/or recording of the
Additional Credit Line Documents including, without limitation, filing, recording, notary fees and credit fees.

         6. Loan Documents. In addition to the Credit Line Documents which have already been executed by Borrower and delivered to Lender in connection with the Initial Credit Line, the following additional documents (the "Additional Credit Line Documents") shall be executed by Borrower and delivered to Lender, in form and substance satisfactory to Lender and its counsel, as a condition precedent to the Loan Closing, and which Additional Credit Line Documents shall, when executed by Borrower and delivered to Lender, constitute Credit Line Documents:

         (a)      Renewal Line of Credit Note  indicating a Maximum Credit Limit
                  of   $1,100,000.00    (containing   Confession   of   Judgment
                  provisions);

         (b)      Modification Agreement dated as of July 7, 2000;

         (c)      Affidavit of Business Purpose executed by Borrower;


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         (d)      UCC-1  financing  statements to be filed with the Secretary of
                  State of Delaware against the Borrowers; and

         (e) Such other documents as Lender or Lender's Counsel may require.

         7. Loan Closing Date. Closing on the Loan shall occur on or before July 15, 2000 at such time and place as shall be designated by Lender, or Lender shall have no obligation hereunder.

         8. Time of the Essence. The closing date and all other dates and times specified herein are of the essence.

         9. Conditions of the Loan. The obligations of Lender to fund the Loan are expressly subject to the following conditions which must be met to Lender's satisfaction prior to the closing of the Loan:

         (a) The receipt by Lender of all documents, which, in the opinion of Lender's counsel are necessary to perfect the lien and security interest of Lender; and

         (b)      Execution   and  delivery  of  the   Additional   Credit  Line
                  Documents; and

         (c) Borrower providing Lender, no less than five (5) days before Loan Closing, at Borrower's sole cost and expense, current financial statements of Borrower compiled by an independent certified public accountant satisfactory to Lender in its discretion, together with evidence satisfactory to Lender that there have been no material adverse changes in the financial conditions of Borrower since the submission of their respective financial statements of Lender; and

         (d) Borrower providing to Lender, no less than five (5) days before Loan closing, at Borrower's sole cost and expense, a secretary's certificate, a Certificate of Good Standing issued by the Secretary of State of the Commonwealth of Pennsylvania and the State of Delaware issued not more than fifteen (15) days prior to the date of Loan closing, and appropriate authorizing resolutions; and

         (e) Borrower's payment of taxes, documentary stamps, filing fees, and other expenses incurred by Lender and arising from this transaction; and

         (f) The inclusion of provisions in the Renewal Line of Credit Note waiving Borrower's right to a jury trial and such other standard warranties and covenants as shall be required by Lender; and


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

         (g) The opinion of counsel to Borrower, dated the date of the Loan closing, addressed to Lender, and in form and substance satisfactory to Lender's Counsel, to the effect that the Borrower is validly organized, existing, authorized to conduct business, and in good standing in Pennsylvania and Delaware; that the execution and delivery of the Additional Credit Line Documents shall be binding upon the Borrower and enforceable against Borrower in accordance with their respective provisions; that such counsel is without any knowledge or information contrary to the representations and warranties made by Borrower as are more fully set forth in the Credit Line Documents; that no consent of any governmental authority or third party is required with regard to the execution of the Additional Credit Line Documents; that Borrower has the power and authority to enter into the Additional Credit Line Documents and perform Borrower's obligations thereunder, and that Borrower has duly authorized the execution of delivery of the Additional Credit Line Documents; that there are no agreements or instruments to which Borrower is bound or any law, administrative regulation or court decree to which Borrower is bound which was or shall be breached or violated by Borrower having executed, delivered or performed under the Additional Credit Line Documents, and that there is no pending or threatened litigation which would affect the Collateral, Borrower's ability to perform its obligations under the Credit Line Documents.

         10. Expenses Incident to Closing. All Costs associated with the making and closing of the Loan, including, without limitation, legal fees and disbursements of Lender's Counsel, recording and filing costs, shall be the responsibility of Borrower. Such fees and expenses as are actually incurred by Lender shall be paid to Lender whether or not the Loan closing takes place.

         11. Other Financing. It is a condition precedent to closing of the Loan that the Collateral securing this Loan, be free of liens and encumbrances, except as to those liens which have been executed by Borrower in favor of Lender and those liens which have been approved by Lender. Borrower shall not create or permit to exist any other lien on, or security interest in, the Collateral or any other property of Borrower, without the prior written consent of Lender.

         12. Assignment. This Commitment may not be assigned by Borrower without the prior written consent of Lender.

         13. Entire Agreement. This commitment letter expresses the entire agreement of Lender and Borrower with respect to amending the Initial Credit Line as contemplated hereby and supersedes all prior written or oral understandings; provided, however, that all written and oral representations made by Borrower to Lender with respect to the provisions made hereunder shall survive the issuance of this letter. It is expressly agreed and understood that

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except as specifically  provided for herein, all of the terms,  conditions,  and provisions set forth in that certain Commitment Letter dated May 15, 1997 executed by Lender and Borrower in connection with the initial Credit Line (the "Original Commitment Letter") shall remain in full force and effect and shall apply to this Commitment as if fully set forth herein. Time is of the essence with respect to this letter and documentation required hereunder.

         14. Expiration Date. Lender's offer of commitment will expire and become null and void on July 10, 2000 and Lender shall have no further liability hereunder unless, on or prior to such date, this offer of commitment is accepted in writing by Borrower and returned to Lender.

         15. Omissions or Misstatements. If there are any omissions or misstatements in the applications for the Loan or Borrower's financial statements or if any information contained therein or otherwise relied upon by Lender in making the Loan becomes inaccurate or misleading between the date of the Loan application and the closing date, Lender may terminate this Commitment, whereupon Lender shall have no further liability hereunder.

         16. Governing Law. This Commitment, the Loan Documents and all other documents which may be required to complete the Loan transaction contemplated herein shall be subject to and shall be construed according to the substantive laws of the Commonwealth of Pennsylvania.

         17. Capitalized Terms. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Original Commitment Letter.

         This Commitment is delivered for immediate acceptance by Borrower. It is understood and agreed that, when accepted, this Commitment shall constitute a contract between Borrower, and Lender to which the parties intend to be legally bound. It is expressly agreed by the parties that this Commitment Letter and the agreements herein shall survive the Loan Closing and become one of the documents evidencing the Loan.


                                          Very truly yours,


                                          /s/ A. Charles Amentt
                                          A. CHARLES AMENTT, JR.
                                          Vice President


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Intending to be legally bound hereby the  undersigned  hereby agree to the above terms and conditions of this Loan Commitment:

                                      BORROWER:

                                      TRANSNATIONAL INDUSTRIES, INC.

                                      By: /s/ Charles H. Holmes Jr.       (SEAL)
                                      -----------------------------



                                      ATTEST: /s/ Paul L Dailey           (SEAL)
                                      -----------------------------


                                      BORROWER:

                                      SPITZ, INC.

                                      By: /s/ Charles H. Holmes Jr.       (SEAL)
                                      -----------------------------



                                      ATTEST: /s/ Paul L Dailey           (SEAL)
                                      -----------------------------

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